                                                                   EXHIBIT 10.14

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                            ASSET PURCHASE AGREEMENT


                                      among


                                 BEN HOGAN CO.,


                          THE TRUSTS FOR THE BENEFIT OF
                      WILLIAM GOODWIN'S CHILDREN SET FORTH
                          ON THE SIGNATURE PAGE HERETO,


                                       and


                     EVENFLO & SPALDING HOLDINGS CORPORATION






                          Dated as of November 26, 1997








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

                                TABLE OF CONTENTS
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                                                                                                               Page

1.    Purchase and Sale of Assets; Assumption of Certain
      Liabilities...............................................................................................  1
      1.1.  Transfer of Assets..................................................................................  1
      1.2.  Excluded Assets.....................................................................................  3
      1.3.  Instruments of Conveyance and Transfer..............................................................  3
      1.4.  Further Assurances..................................................................................  3
      1.5.  Assumed Liabilities.................................................................................  4

2.    Closing; Payment of Purchase Price at Closing.............................................................  4
      2.1.  Closing Date........................................................................................  4
      2.2.  Purchase Price and Payment..........................................................................  5

3.    Representations and Warranties............................................................................  6
      3.1. Representations and Warranties of Seller and
              Stockholder.......................................................................................  6
              (a)          Due Organization; Power; Capacity; Good
              Standing..........................................................................................  6
              (b)          Authorization and Validity...........................................................  6
              (c)          No Governmental Approvals or Notices
              Required; No Conflict.............................................................................  7
              (d)          Absence of Liens; Condition of Assets................................................  8
              (e)          Contracts, Permits and other Data....................................................  8
              (f)          Legal Proceedings....................................................................  8
              (g)          Intellectual Property................................................................  9
              (h)          Compliance with Law and Requirements.................................................  9
              (i)          Broker's Fees........................................................................  9
              (j)          Purchase for Investment; Investor
              Sophistication....................................................................................  9
      3.2. Representations and Warranties of Buyer.............................................................. 10
              (a)          Due Organization; Good Standing and
              Power............................................................................................. 10
              (b)  Authorization and Validity................................................................... 11
              (c)  Governmental Approvals; No Conflict.......................................................... 11
              (d)  Brokers' Fees................................................................................ 12
              (e)  Buyer Common Stock........................................................................... 12
      3.3. Survival of Representations.......................................................................... 12

4.    Agreements................................................................................................ 12
         4.1.  Access to Information............................................................................ 12
         4.2.  Asset Liquidation Plan........................................................................... 12
         4.3.  Customer Service and Returns..................................................................... 13
         4.4.  Rights Under Stockholders' Agreement............................................................. 13

5.       Employees and Employee Benefits........................................................................ 13
         5.1.  WARN Act......................................................................................... 13
                  .............................................................................................. 14
                  .............................................................................................. 14
         5.2.  Employee Related Indemnification................................................................. 14



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
         ....................................................................................................... 14



6.       Indemnification........................................................................................ 14
         6.1.  Seller and Stockholder Indemnity................................................................. 14
         6.2.  Buyer Indemnity.................................................................................. 15
         6.3.  Procedures for Indemnification................................................................... 16
         6.4.  Additional Agreements............................................................................ 17

7.       Miscellaneous.......................................................................................... 19
         7.1.  Public Announcements............................................................................. 19
         7.2.  Expenses......................................................................................... 19
         7.3.  Transfer Taxes and Recording Expenses............................................................ 19
         7.4.  Notices.......................................................................................... 19
         7.5.  Entire Agreement................................................................................. 20
         7.6.  Binding Effect; Benefit.......................................................................... 21
         7.7.  Bulk Sales Law................................................................................... 21
         7.8.  Assignability.................................................................................... 21
         7.9.  No Third Party Beneficiaries..................................................................... 21
         7.10.  Amendment; Waiver............................................................................... 21
         7.11.  No Use of Hogan Name............................................................................ 22
         7.12.  Section Headings; Table of Contents............................................................. 22
         7.13.  Severability.................................................................................... 22
         7.14.  Counterparts.................................................................................... 22
         7.15.  APPLICABLE LAW.................................................................................. 22
         7.16.  Binding Arbitration............................................................................. 22
         7.17.  Customer Records................................................................................ 22
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
                  ASSET PURCHASE AGREEMENT, dated as of November 26, 1997, (the
"Agreement") among BEN HOGAN CO., a Virginia corporation ("Seller"), the trusts set forth on the signature page hereto (individually and collectively, the
"Stockholder") and EVENFLO & SPALDING HOLDINGS CORPORATION, a Delaware
corporation ("Buyer").

                                 WITNESSETH

                  WHEREAS, Seller is engaged in the manufacture, distribution and sale of premium golf products, apparel and equipment;

                  WHEREAS, Stockholder is the sole stockholder of Seller; and

                  WHEREAS, upon and subject to the terms and conditions set forth herein, Buyer desires to buy and Seller desires to sell certain assets in connection therewith, and Buyer is willing to assume only those liabilities and obligations of Seller specifically assumed by Buyer, all as hereinafter set forth.

                  NOW, THEREFORE, in consideration of the premises and of the mutual covenants of the parties hereto, it is hereby agreed as follows:

1.       Purchase and Sale of Assets; Assumption of Certain
         Liabilities

                  1.1. Transfer of Assets. On the basis of the representations, warranties, covenants and agreements and subject to the satisfaction (or waiver by the party whose obligations hereunder are subject to such satisfaction) of the conditions set forth in this Agreement, on the Closing Date (as defined in Section 2.1), Seller shall sell, convey, assign, transfer and deliver to Buyer and/or Buyer's assignees, and Buyer shall purchase and acquire from Seller, the assets, rights, properties, claims, contracts and business of Seller as set forth below:

                  (a)  the contracts and agreements listed on
Schedule 1.1(a);

                  (b) all Seller's right, title and interest in and to the "Ben Hogan" or "Hogan" name, (including on product lines retained by the Seller) and the following property (including all rights to sue for past infringement thereof) (collectively, the "Intellectual Property"):

                       (i) all United States and foreign registered and unregistered trademarks and service marks, trademark and service mark registrations, trademark and service mark applications for registration, trade names and the like (including product names and corporate names), as set forth on Schedule 1.1(b)(i) together with the goodwill connected with the use of and symbolized by such marks, names, registrations and applications for registration;

                        (ii) all United States and foreign patents, patent applications, and all other patent rights, copyrights, copyright registrations and copyright applications as set forth on Schedule 1.1(b)(ii);

                       (iii) all information, recorded knowledge, surveys, copies of customer records adequate to determine past sales and payment history, engineering reports, product drawings and designs, molds, prototypes, quality control data, manuals, catalogues, research data, proprietary information, know-how, trade and business secrets, photos, art work, editorial materials, formats, syndicated market research data, sales data and other similar information and all other intellectual property;

                        (iv) all non-governmental licenses, sublicenses, covenants or agreements to which Seller is a party, which relate in whole or in part to any items of the categories mentioned above in clauses (i) - (iii), including all trademark licenses as set forth on
         Schedule 1.1(b)(iv);

                         (v) all rights and privileges related to the use of
phone numbers currently used by Seller;

                  (c) Seller's inventory (finished and unfinished) of "Apex" and "Medallion" golf club lines, in each case as detailed on Schedule 1.1(c);

                  (d) Seller's equipment and other tangible personal property of Seller set forth on Schedule 1.1(d) (collectively, the "Equipment") and all warranties and guarantees, if any, express or implied, existing for the benefit of Seller with respect to the Equipment as set forth in Schedule 1.1(d);

                  (e) all supplies on hand, in transit or on order as of the opening of business on the Closing Date, including, without limitation, stationery, forms, labels, directories and promotional materials used in the marketing of the Ben Hogan or Hogan names or the other Assets;

                  (f) all sales promotion and selling literature and promotional and advertising materials used in the marketing of the Ben Hogan or Hogan names or the other Assets; and

                  (g) the licenses, permits or franchises listed on Schedule 1.1(g).

The assets being sold, conveyed, assigned, transferred and delivered to Buyer by Seller hereunder are sometimes hereinafter referred to as the "Assets."

                  1.2. Excluded Assets. It is expressly understood and agreed that the Assets shall only include those items set forth in Section 1.1 of this Agreement and shall not include any of the shares of capital stock or real property of the Seller.

                  1.3. Instruments of Conveyance and Transfer. On the Closing Date, Seller shall (a) deliver or cause to be delivered to Buyer such bills of sale, endorsements, consents, assignments, and other good and sufficient instruments of conveyance and assignment, all in recordable form, where applicable, as shall be effective to vest in Buyer all right, title and interest of Seller in and to the Assets, and (b) transfer to Buyer originals of all contracts, agreements, commitments, books, records, files, certificates, licenses, permits, plans and specifications and other data of Seller that relate to the Assets, including, without limitation, computer tapes and computer-generated records. All materials referred to in subsection (b) shall be delivered to Buyer in the form and order in which they are maintained by Seller.

                  1.4. Further Assurances. From time to time after the Closing Date, Seller, Stockholder and any person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with Seller or Stockholder (an "Affiliate") shall execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such other documents and instruments, including but not limited to instruments of conveyance and assignments, and will take or cause to be taken such other actions as Buyer may reasonably request in order more effectively to sell, convey, assign, transfer, and deliver to Buyer any of the Assets, or to enable Buyer to protect, exercise and enjoy all rights and benefits of Seller with respect thereto, and as otherwise may be appropriate to fulfill the obligations and transactions herein contemplated. Notwithstanding anything to the contrary set forth in this Agreement, to the extent that any consent or approval is not obtained with respect to any contract, lease, license or agreement as contemplated above, this Agreement shall not constitute an assignment or an attempted assignment thereof. In each such case, Seller agrees to cooperate with Buyer in any reasonable arrangement designed to (i) provide for Buyer the benefits under any such contract, lease, license or agreement, including enforcement at the cost and for the account of Buyer of any and all rights of Seller against the other party or otherwise and (ii) insure performance by Buyer of Seller's obligations thereunder to the extent Buyer receives such benefits. If and to the extent that such arrangement cannot be made, Buyer shall not have any obligation with respect to any such contract, lease, license or agreement.

                  1.5. Assumed Liabilities. On the basis of the representations, warranties, covenants and agreements and subject to the satisfaction of the conditions set forth in this Agreement, on the Closing Date, Buyer shall assume and agree to pay, perform and discharge when due, the following liabilities and obligations of Seller: (a) Seller's obligations under the contracts listed on
Schedule 1.1 which are assigned by Seller to Buyer and as to which Buyer succeeds to the rights of Seller, but only to the extent of liabilities and obligations that occur thereunder after the opening of business on the Closing Date; (b) Seller's obligations under the licenses, permits and franchises listed in Schedule 1.1(g), but only to the extent of liabilities and obligations that arise thereunder after the close of business on the Closing Date; (c) liabilities and obligations specifically listed on Schedule 1.5 and (d) those liabilities expressly assumed by Buyer pursuant to the terms of this Agreement. Buyer is not assuming, nor shall it be deemed to have assumed, (i) any liability or obligation of any kind or nature, except as provided in this Section 1.5,
(ii) any liability or obligation relating to the excluded assets described in
Section 1.2. or (iii) any liability or obligation relating to the operations of Seller's business prior to the Closing Date (including any environmental, employee-related or product liability related liabilities or obligations (whether or not relating to any of the Assets purchased, including any liabilities relating to design or manufacturing defects which defects occurred prior to the Closing Date) whether or not the claim resulting in the liability arises prior to or after the Closing Date. The liabilities and obligations assumed by Buyer in accordance with this Section 1.5 are sometimes hereinafter referred to as the "Assumed Liabilities."

2.       Closing; Payment of Purchase Price at Closing

                  2.1. Closing Date. On and subject to the conditions herein set forth, the closing with respect to the transactions provided for in this Agreement (the "Closing") shall take place as of November 26, 1997 at 10:00 a.m. (Eastern Time) at the offices of Williams, Mullen, Christian & Dobbins, 1021 East Cary Street,

Richmond, Virginia, 23219, or at such other time and place as shall be agreed upon by the parties hereto. The actual time and date of the Closing are herein referred to as the "Closing Date".

                  2.2. Purchase Price and Payment. (a) In consideration for the Assets, and subject to the terms and conditions of this Agreement, Buyer shall on the Closing Date (i) assume the Assumed Liabilities as provided in Section 1.5, (ii) deliver to the escrow agent pursuant to Section 6.4(d), pursuant to the trust allocation set forth in Schedule 2.2, 1,800,000 shares of Buyer's common stock, par value $.01 per share ("Buyer Common Stock"), and (iii) deliver to the escrow agent pursuant to Section 6.4(d), an unsecured $4,024,925 10.5% PIK note (the "PIK Note") in the form attached hereto as Exhibit A (collectively, the "Purchase Price"). Buyer, in its sole discretion, may, at any time within 60 days of the Closing Date, reduce the principal amount of the PIK Note held by the escrow agent by up to $1 million and increase the number of shares of Buyer Common Stock held by the escrow agent by up to 200,000 shares. In the event Buyer takes such action, no interest shall be deemed to have accrued on the $1 million principal amount of the PIK Note that is reduced.

                  (b) In addition to the Purchase Price, Buyer agrees to (i) purchase the inventory and certain equipment and tangible personal property of Seller set forth on Schedule 2.2(b)-1 for cash, payable within 21 days of the Closing Date, in accordance with the purchase price formula set forth on said schedule for the actual inventory counted as the inventory is shipped; provided, that in no event will the amount paid for additional inventory pursuant to this
Section 2.2(b) exceed $1,727,726, (ii) Buyer agrees to pay to Seller in cash on the Closing Date $34,651 as consideration for the additional week of compensation paid by Seller to Seller's sales representatives at Buyer's request, (iii) Buyer agrees to pay to Seller in cash on the Closing Date $37,074 as consideration for the additional fixed assets set forth on Schedule 2.2(b)-2 and (iv) Buyer agrees to pay to Seller in cash on the Closing Date $24,687 as consideration for the down payment on the Orlando trade show booth.

                  (c) Notwithstanding the foregoing, (i) in the event that the final amount of the inventory set forth in Schedule 1.1(c) is less than $1,400,274 Seller shall provide to Buyer a number of golf ball cartons (dozen count) equal to the amount of such deficiency divided by 7.75 and (ii) in the event that the final amount of the inventory set forth in Schedule 1.1(b) is more than $1,400,274 Buyer shall purchase from Seller a number of golf ball cartons (dozen count) equal to the amount of such excess divided by
7.75 at $7.75 per carton.

                  (d) The Buyer will decide the allocation of the Purchase Price among the individual Assets and the Intellectual Property, and Seller and the Stockholders agree to comply with the allocation.

3.       Representations and Warranties

                  3.1. Representations and Warranties of Seller and Stockholder. Seller (and Stockholder with respect to 3.1(b), (c) and (j)) represent and warrant to Buyer as follows (provided that, with respect to Seller, if any representation or warranty is made hereunder to the "best knowledge" of Seller, such knowledge shall be limited to information obtained by an examination of Seller's managerial and supervisory employees and records:

                  (a) Due Organization; Power; Capacity; Good Standing. Seller is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has the requisite corporate power and authority to own, lease and operate its properties and assets and to conduct its business as now conducted by it. Seller has all requisite corporate and other power and authority to enter into this Agreement and any other agreement contemplated hereby and to perform its obligations hereunder and thereunder. Stockholder has the capacity and legal authority to enter into this Agreement and perform its obligations hereunder. Seller is duly authorized, qualified or licensed to do business as a foreign corporation, and is in good standing, in each of the jurisdictions in which its right, title or interest in or to any of the assets held by it, or the conduct of its business, requires such authorization, qualification or licensing, except where the failure to so qualify or to be in good standing could not have a material adverse effect on the condition (financial or other), of the Assets, the amount of the Assumed Liabilities, or have an adverse effect on Seller's ability to perform its obligations hereunder or under any other agreement contemplated hereby (each of such effects is herein called a "Material Adverse Effect").

                  (b) Authorization and Validity. The execution, delivery and performance by Seller of this Agreement and any other agreements contemplated hereby and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by the Stockholder and by the Board of Directors of Seller. No other corporate or stockholder action is necessary for the authorization, execution, delivery and performance by Seller of this Agreement and any other agreements contemplated hereby and the consummation by Seller of the transactions contemplated hereby or thereby. This Agreement has been duly executed and delivered by each of Seller and Stockholder and constitutes a valid and legally binding obligation of each of Seller and Stockholder, enforceable against them in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) or by an implied covenant of good faith and fair dealing.

                  (c) No Governmental Approvals or Notices Required; No Conflict. The execution, delivery and performance of this Agreement and any other agreements contemplated hereby by Seller or Stockholder and the consummation by Seller and Stockholder of the transactions contemplated hereby and thereby (i) will not violate (with or without the giving of notice or the lapse of time or both), or require any consent, approval, filing or notice under, any provision of any law, rule or regulation, court or administrative order, writ, judgment or decree applicable to Seller or any of the Assets or any of its assets or properties, except for such violations the occurrence of which, and such consents, approvals, filings or notices the failure of which to obtain or make, could not, either individually or in the aggregate, have a Material Adverse Effect, and (ii) will not (with or without the giving of notice or the lapse of time or both) (x) violate or conflict with, or result in the breach, suspension or termination of any provision of, or constitute a default under, or result in the acceleration of the performance of the obligations of Seller under, or (y) result in the creation of any lien, mortgage, pledge, security interest, claim, charge or encumbrance or other restriction of any kind or nature (collectively, "Liens") upon all or any portion of the Assets pursuant to, the charter or by-laws of Seller, or any indenture, mortgage, deed of trust, lease, agreement, contract or instrument to which Seller is a party or by which Seller or any of the Assets are bound, except for such violations, conflicts, breaches, suspensions, terminations, defaults, accelerations or Liens which, either individually or in the aggregate, could not have a Material Adverse Effect.


                  (d) Absence of Liens; Condition of Assets.

                  (i) Seller has, and Buyer on the Closing Date will receive, good and marketable title to all the Assets (except that Seller makes no representation as to the merchantability of the inventory being purchased), free and clear of all Liens other than as expressly assumed in the Assumed Liabilities.

                  (ii) Seller has no knowledge of any material defect in the normal operating condition and repair of the fixed assets being sold to Buyer.

                  (e)  Contracts, Permits and other Data.
Schedule 1.1(a) sets forth a true and complete list of all of the contracts relating to the Assets that buyer is purchasing. True and complete copies of all documents (including all amendments thereto and waivers in respect thereof) referred to in the foregoing Schedules have been delivered or made available to Buyer. To the best knowledge of Seller, all rights, licenses, permits, leases, registrations, applications, contracts, agreements, commitments and other arrangements referred to in such Schedules are in full force and effect and are valid and enforceable in accordance with their respective terms, except where the failure to be in full force and effect and valid and enforceable could not, either individually or in the aggregate, have a Material Adverse Effect. Seller is not (and to the best knowledge of Seller, each other party thereto is not) in breach or default in the performance of any obligation thereunder, and, to the best knowledge of Seller, no event has occurred or has failed to occur whereby, with or without the giving of notice or the lapse of time or both, a default or breach will be deemed to have occurred thereunder or any of the other parties thereto have been or will be released therefrom or will be entitled to refuse to perform thereunder, except for such breaches, defaults and events which, either individually or in the aggregate, could not have a Material Adverse Effect.

                  (f) Legal Proceedings. Except as set forth in Schedule 3.1(f), there is no litigation, proceeding or governmental investigation to which Seller is a party pending or, to the best knowledge of Seller, threatened in writing against it or relating to the Assets or the business of Seller or the transactions contemplated by this Agreement which could, either individually or in the aggregate, result in any Material Adverse Effect or which seeks to restrain or enjoin the consummation of any of the transactions contemplated hereby. To the best knowledge of Seller, neither Seller nor Stockholder is in violation of any term of any judgment, writ, decree, injunction or order entered by any court or governmental authority (domestic or foreign) and outstanding against Seller or with respect to any of its assets or properties which violation could have a Material Adverse Effect. To the best knowledge of Seller, there are no facts which could provide a basis for any successful prosecution of any such litigation, proceeding or investigation.

                  (g) Intellectual Property. Except as set forth in Schedule 3.1(g), the Seller will transfer the Intellectual Property free and clear of all Liens and Seller will transfer all its right, title and interest in and to the Intellectual Property to Buyer, including all of its rights under any valid and binding contracts to use the Intellectual Property. No claims have been asserted in writing within the past five years or are currently in dispute or pending to the effect that the use of the Intellectual Property by Seller infringes on any intellectual property of any other person in any material respect. To the best knowledge of Seller, the use of all Intellectual Property in the United States by Seller does not infringe on the rights of any person. To the best knowledge of Seller, the use of all material Intellectual Property outside the United States by Seller does not infringe on the rights of any person. Seller owns all material Intellectual Property used in Seller's business as presently conducted. Seller and Buyer will share any fees or expenses related to the transfer of the Intellectual Property to Buyer.

                  (h) Compliance with Law and Requirements. Seller has conducted its business in compliance in all material respects with all applicable laws, ordinances, regulations, rights of concession, licenses, know-how or other proprietary rights of others, the failure to comply with which could individually or in the aggregate have a Material Adverse Effect.

                  (i) Broker's Fees. Neither Seller nor any of its officers, directors or employees or Affiliates has employed any broker or finder or incurred any other liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated hereby.

                  (j) Purchase for Investment; Investor Sophistication.

                         (1) Each Stockholder is an "accredited investor" as
                  such term is defined under Rule 501 of the rules promulgated under the Securities Act of 1933, as amended (the "Securities Act") and has sufficient knowledge and experience in financial and business matters to enable it to evaluate the merits and risks of the transactions contemplated by the terms and conditions of this Agreement.

                           (2) Each Stockholder has been given access to
                  information regarding Buyer, including the opportunity to ask questions of Buyer and receive answers from the officer and employees of Buyer concerning the present and proposed activities of Buyer, and to obtain information which Stockholder deems necessary in order to evaluate the merits of the transactions contemplated by this Agreement.

                           (3) Each Stockholder is receiving the Buyer Common
                  Stock solely for its own account, for investment purposes, and not with a view to resale or distribution of all or any part of the stock of Buyer. Each Stockholder understands that the Buyer Common Stock has not been registered under the Securities Act, or applicable state securities laws, on the grounds that such shares will be issued in a transaction not involving any public offering to a knowledgeable investor that is familiar with the affairs and proposed operations of the Buyer and that consequently such transaction is exempt from registration under the Securities Act and applicable state laws.

                  3.2. Representations and Warranties of Buyer.
Buyer represents and warrants to Seller and Stockholder as follows:

                  (a) Due Organization; Good Standing and Power. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Buyer has all requisite corporate and other power and authority to enter into this Agreement and any other agreement contemplated hereby and to perform its obligations hereunder and thereunder. Buyer is duly authorized, qualified or licensed to do business as a foreign corporation, and is in good standing, in each of the jurisdictions in which its right, title or interest in or to any asset, or the conduct of its business, requires such authorization, qualification or licensing, except where the failure to so qualify or to be in good standing could not have an adverse effect on the ability of Buyer to perform its obligations hereunder or under any other agreement contemplated hereby.

                  (b) Authorization and Validity. The execution, delivery and performance by Buyer of this Agreement and any other agreements contemplated hereby and the consummation by Buyer of the transactions contemplated hereby and thereby have been duly authorized by its Board of Directors. No other corporate or stockholder action is necessary for the authorization, execution, delivery and performance by Buyer of this Agreement and any other agreement contemplated hereby and the consummation by Buyer of the transactions contemplated hereby or thereby. This Agreement has been duly executed and delivered by Buyer and constitutes a valid and legally binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) or by an implied covenant of good faith and fair dealing.

                  (c) Governmental Approvals; No Conflict. The execution, delivery and performance of this Agreement and any other agreements contemplated hereby by Buyer and the consummation by it of the transactions contemplated hereby and thereby (i) will not violate (with or without the giving of notice or the lapse of time or both), or require any consent, approval, filing or notice under any provision of any law, rule or regulation, court or administrative order, writ, judgment or decree applicable to Buyer or its assets or properties, except for such violations the occurrence of which, and such consents, approvals, filings or notices the failure of which to obtain or make, could not, either individually or in the aggregate, have an adverse effect on Buyer's ability to perform its obligations hereunder, and (ii) will not (with or without the giving of notice or the lapse of time or both) (x) violate or conflict with, or result in the breach, suspension or termination of any provision of, or constitute a default under, or result in the acceleration of the performance of the obligations of Buyer, under, or in the creation of any Liens pursuant to the charter or by-laws of Buyer or any indenture, mortgage, deed of trust, lease, agreement, contract or instrument to which Buyer is a party or by which Buyer is bound, except for such violations, conflicts, breaches, suspensions, terminations, defaults, accelerations or Liens which could not have an adverse effect on Buyer's ability to perform its obligations hereunder.

                  (d) Brokers' Fees. Neither Buyer nor any of its officers, directors or employees, on behalf of Buyer, has employed any broker or finder or incurred any other liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated hereby.

                  (e) Buyer Common Stock. The book value of the Buyer Common Stock upon the closing of the recapitalization of Buyer on September 30, 1996 was $5 per share. A true and complete schedule of the ownership of the shares of Buyer Common Stock as of November 26, 1997 is attached hereto as Exhibit 3.2(e), except for immaterial issuances to employees pursuant to Buyer's employee stock purchase plan.

                  3.3. Survival of Representations. The representations, warranties, covenants and agreements contained in this Agreement, and in any agreements, certificates or other instruments delivered pursuant to this Agreement, shall survive the Closing and shall remain in full force and effect for the applicable periods of time specified in subsection 6.4(a), regardless of any investigations made by or on behalf of any party, but subject to all express limitations and other provisions contained in this Agreement.

4.       Agreements

                  4.1. Access to Information. After Closing, Buyer agrees to provide Seller with reasonable access to information contained in the files and records of Seller transferred to Buyer at Closing to the extent necessary for Seller to prepare tax returns and other government mandated filings.

                  4.2. Asset Liquidation Plan. Seller shall have the right to sell to third parties all inventory of the Company not being purchased by Buyer; provided, that prior to making any sale in an amount exceeding $15,000 in a single order, Seller shall provide Buyer with a written notice (the "Terms Notice") setting forth the terms of such sale and Buyer shall have three days to determine whether it desires to exercise its right to purchase such inventory on the same terms set forth in the Terms Notice. In the event Buyer does not exercise its right to purchase the inventory, Seller may sell the inventory to such third party so long as the terms do not materially change from the terms set forth in the Terms Notice. If Buyer exercises its rights pursuant to this
Section 4.2, it shall pay the amount set forth in the Terms Notice in cash to Seller within 21 days of the date on which it notifies Seller of its intention to make the purchase. Seller shall have 120 days to sell all of the Company's inventory pursuant to this Section 4.2 or such inventory shall be destroyed or delivered to Buyer. Seller may not purchase or manufacture any new inventory after the Closing Date; provided, that Seller may finish any raw or work-in-process inventory held as of the Closing Date within 60 days of the Closing Date.

                  4.3. Customer Service and Returns. Commencing on the Closing Date, Buyer shall administer on behalf of Seller all warranty claims associated with products listed on Schedule 4.3 that were sold by Seller prior to the Closing Date, in accordance with the terms of the express warranties accompanying such products or made by Seller or otherwise consistent with Seller's past practice in connection with sales of such products. On the Closing Date, Seller shall provide Buyer at no charge with additional inventory estimated to be sufficient to satisfy all warranty claims and in no event less than $25,000 worth of golf club inventory (at standard manufacturing cost). Seller's liability for such warranty claims shall be limited to the provision of such inventory at Closing.

                  4.4. Rights Under Stockholders' Agreement. Commencing on the Closing Date, and until the termination of the Stockholders' Agreement (as defined below), each Stockholder hereby agrees, and will cause any of their transferees to agree, to be bound by all of the terms, conditions and obligations and shall be entitled to all of the rights and privileges, in each case as are applicable to the "Abarco Holders" as such term is referred to in the Stockholders' Agreement, in each case as if such Stockholder was an original party thereto; provided, that Stockholder shall not have any demand registration rights pursuant to Section 6 of the Stockholders' Agreement. As used in this
Section 4.4, Stockholders' Agreement shall refer to the Stockholders' Agreement dated as of September 30, 1996 by and among Buyer, Strata Associates, L.P., KKR Partners II and Abarco NV.

5.       Employees and Employee Benefits

                  5.1. WARN Act. Buyer and Seller agree that for purposes of the Worker Adjustment and Retraining Notification Act (the "WARN Act"), the Closing Date shall be the "effective date" as such term is used in the WARN Act. Seller agrees that it shall be responsible for any notification required under the WARN Act with respect to Seller's employees and shall indemnify and hold harmless Buyer and its Affiliates from and against all fines and other payments which may become due under the WARN Act with respect to Seller's employees.

                  5.2. Employee Related Indemnification. The parties acknowledge and agree that pursuant to Section 1.5 of this Agreement Buyer is not assuming any liabilities with respect to any of Seller's employees except for those employees that Buyer, in its sole discretion, determines to employ. With respect to employees hired by Buyer and any former employee of Seller employed by Buyer within 180 days of the Closing Date, Buyer shall be liable for any obligations (including severance obligations) to such employees that relate to Seller's or Buyer's employment of such persons after the date of hire by Buyer (other than any obligations under any pension plan or any other employee benefit plan (as such term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended) maintained or otherwise contributed to by Seller or any Affiliate). The Sellers shall hold harmless, indemnify and defend Buyer and its Affiliates from and against any and all actions, suits, proceedings, demands, assessments, judgments, claims, liabilities, losses, costs, damages or expenses (including interest, penalties and reasonable attorneys' fees, expenses and disbursements in connection with any action, suit or proceeding against such Person) resulting from, caused by or arising out of any employee benefit plan, policy, program or arrangement maintained by the Seller for its employees, except as otherwise stated above. Notwithstanding the foregoing, Seller shall be responsible for any liabilities or obligations to any employees hired by Buyer that are due or payable as a result of the consummation of the transactions contemplated by this Agreement, including the termination of their employment with Seller, regardless of their employment with Buyer.




6.       Indemnification

                  6.1. Seller and Stockholder Indemnity. Seller and Stockholder jointly and severally agree to indemnify and hold Buyer and its Affiliates harmless against and in respect of (i) all obligations and liabilities of Seller or any of its Affiliates, whether accrued, absolute, fixed, contingent or otherwise, not assumed by Buyer pursuant to this Agreement or under any other agreement executed and delivered by the parties in furtherance of the transactions described herein; (ii) any claim, cost, loss, liability or damage incurred or sustained by Buyer or its Affiliates as a result of any breach of a representation or warranty by Seller or Stockholder; (iii) any claim, cost, loss, liability or damage incurred or sustained by Buyer or its Affiliates as a result of any breach by Seller or

Stockholder of any covenant or other agreement contained herein or under any other agreement executed and delivered by the parties in furtherance of the transactions described herein; (iv) liabilities for sales, use, income and other taxes arising at any time out of the operation of the business of Seller and its Affiliates prior to the opening of business on the Closing Date (including any taxes described in Section 7.3 to the extent Seller is responsible therefor);
(v) any claim, cost, loss, liability or damage incurred or sustained by Buyer or its Affiliates as a result of the operation of the business of Seller and its Affiliates prior to the opening of business on the Closing Date (including but not limited to, employee wages, salaries, bonuses, benefits or other employee compensation (except as set forth in Section 5.2), workers' compensation, litigation, governmental investigation or action or environmental-related liability); (vi) all reasonable costs and expenses (including reasonable attorneys' fees and disbursements) incurred by Buyer or its Affiliates in connection with any action, suit, proceeding, demand, assessment or judgment incident to any of the matters indemnified against in this Section 6.1; and
(vii) any claim, cost, loss, liability or damage incurred or sustained by Buyer or its Affiliates as a result of the operation of any of the Assets by Seller or its employees after the Closing Date.

                  6.2. Buyer Indemnity. Buyer agrees to indemnify and hold Seller and Stockholder and their respective Affiliates harmless against and in respect of (i) any claim, cost, loss, liability or damage incurred or sustained by Seller or Stockholder or their respective Affiliates as a result of any breach of a representation or warranty by Buyer; (ii) any claim, cost, loss, liability or damage incurred or sustained by Seller or Stockholder or their respective Affiliates as a result of any breach by Buyer of any covenant or other agreement contained herein or under any other agreement executed and delivered by the parties in furtherance of the transactions described herein;
(iii) any claim, cost, loss, liability or damage incurred or sustained by Seller or any Affiliate of Seller relating to an Assumed Liability; (iv) any claim, cost, loss, liability or damage incurred or sustained by Seller or Stockholder or their Affiliates as a result of the use of the Assets by Buyer or its Affiliates subsequent to the opening of business on the Closing Date (except to the extent Buyer is indemnified for any such claim, cost, loss, liability or damage pursuant to Section 6.1) and (v) all reasonable costs and expenses (including reasonable attorneys' fees and disbursements) incurred by Seller or its Affiliates in connection with any action, suit, proceeding, demand, assessment or judgment incident to any of the matters indemnified against in this Section 6.2.

             6.3. Procedures for Indemnification. Promptly after receipt by an indemnified party under this Section 6 of notice of any claim, the commencement of any action, or the discovery of any facts or circumstances which could reasonably result in, if not attended to, a claim or commencement of any action, the indemnified party shall, if a claim in respect thereof is to be or may be made against the indemnifying party under this Section 6, notify the indemnifying party in writing of the claim, the commencement of that action or state of facts or circumstances; provided that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to the indemnified party. If any such claim shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate jointly with the indemnified party in the indemnified party's defense, settlement or other disposition of any such claim. With respect to any such claim relating solely to the payment of money damages and which will not result in the indemnified party's becoming subject to injunctive or other relief or otherwise adversely affect the business of the indemnified party in any manner, and as to which the indemnifying party shall have acknowledged in writing the obligation to indemnify the indemnified party hereunder, the indemnifying party shall have the sole right to defend, settle or otherwise dispose of such claim, on such terms as the indemnifying party, in its sole discretion, shall deem appropriate; provided, however, that the indemnifying party shall obtain the written consent of the indemnified party, which shall not be unreasonably withheld, prior to ceasing to defend, settling or otherwise disposing of any such claim if as a result thereof the indemnified party would become subject to injunctive or other equitable relief or the business of the indemnified party would be adversely affected in any manner; and provided, further, that if the indemnified party has elected to be represented by separate counsel pursuant to the proviso to the following sentence, such settlement or compromise shall be effected only with the consent of the indemnified party, which consent shall not be unreasonably withheld. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 6 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the indemnified party shall have the right to employ counsel to represent it if, in the indemnified party's reasonable judgment, it is advisable for the indemnified party to be represented by separate counsel, and in that event the fees and expenses of such separate counsel shall be paid by the indemnifying party. The parties each agree to render to the other parties such assistance as may reasonably be requested in order to insure the proper and adequate defense of any such claim or proceeding. Notwithstanding the preceding,
(i) Buyer shall not make a claim for indemnity against Seller or Stockholder under Section 6.1(ii) unless and until the aggregate amount of such claims exceeds $50,000, whereupon Buyer may claim indemnification for the amounts of such claims or any portion thereof exceeding $25,000 and (ii) Seller or Stockholder shall not make a claim for indemnity against Buyer under Section 6.2(i) unless and until the aggregate amount of such claims exceeds $50,000, whereupon Seller or Stockholder may claim indemnification for the amounts of such claims or any portion thereof exceeding $25,000.

             6.4. Additional Agreements. (a) The indemnities, covenants and agreements provided in this Agreement shall survive the Closing, except that:
(i) Seller and Stockholder shall not be liable for any indemnification claim hereunder with respect to a breach of a representation or warranty contained in
Section 3.1 pursuant to Section 6.1(ii) unless notice of such claim shall have been delivered in accordance with this Section 6 on or before the eighteen month anniversary of the Closing Date and (ii) Buyer shall not be liable for any indemnification claim hereunder with respect to a breach of any representation or warranty contained in Section 3.2, unless notice of such claim shall have been delivered in accordance with this Section 6 on or before the eighteen month anniversary of the Closing Date.

              (b) If the payment of the amount with respect to which any claim is made under this Section 6 ("Indemnity Claim"), gives rise to a currently realizable Tax Benefit (as defined below) to the party making the claim, the indemnity payment shall be reduced by the amount of the Tax Benefit available to the party making the claim. To the extent such Indemnity Claim does not give rise to a currently realizable Tax Benefit, if the amount with respect to which any Indemnity Claim is made gives rise to a subsequently realized Tax Benefit to the party that made the claim, such party shall refund to the indemnifying party the amount of such Tax Benefit when, as and if realized. For the purposes of this Agreement, any subsequently realized Tax Benefit shall be treated as though it were a reduction in the amount of the initial Indemnity Claim, and the liabilities of the parties shall be redetermined as though both occurred at or prior to the time of the indemnity payment. For purposes of this subsection 6.4(b), a "Tax Benefit" means an amount by which the tax liability of the party (or group of corporations including the party) is reduced (including, without limitation, by deduction, reduction of income by virtue of increased tax basis or otherwise, entitlement to refund, credit or otherwise) plus any related interest received from the relevant taxing authority. Where a party has other losses, deductions, credits or items available to it, the Tax Benefit from any losses, deductions, credits or items relating to the Indemnity Claim shall be deemed to be realized last after any other losses, deductions, credits or items are realized. For the purposes of this subsection 6.4(b), a Tax Benefit is "currently realizable" to the extent it can be reasonably anticipated that such Tax Benefit will be realized in the current taxable period or year or in any tax return with respect thereto (including through a carryback to a prior taxable period) or in any taxable period or year prior to the date of the Indemnity Claim. In the event that there should be a determination disallowing the Tax Benefit, the indemnifying party shall be liable to refund to the indemnified party the amount of any related reduction previously allowed or payments previously made to the indemnifying party pursuant to this subsection 6.4(b). The amount of the refunded reduction or payment shall be deemed a payment under Section 6 of this Agreement and thus shall be paid subject to any applicable reductions under this subsection 6.4(b).

                  (c) The aggregate indemnification obligations of Seller and Stockholder hereunder under Section 6.1(ii) shall not exceed the Purchase Price. The indemnification obligations of Buyer hereunder under Section 6.2(i) shall not exceed the Purchase Price.

                  (d) The parties agree that the PIK Note and the shares of Buyer Common Stock will be held in escrow pursuant to the terms of the Escrow Agreement entered into as of the Closing Date and attached hereto as Exhibit B.

                  (e) The parties agree that any indemnification payments made pursuant to this Agreement shall be treated for tax purposes as an adjustment to the Purchase Price, unless otherwise required by applicable law. To the extent that any Indemnity Claim is required by any taxing authority or by applicable law to be treated as taxable income to the party making the claim and is not under applicable law permitted to be treated as an adjustment to the Purchase Price, the amount of any indemnity payment shall be determined on an after-tax basis (assuming a tax rate equal to the maximum marginal federal corporate income tax rate for the taxable year in which the indemnity is determined to be taxable).

                  (f) Any party receiving notice of any claim by any taxing authority that such party owes or may in the future owe Taxes shall, if the claim to which such notice relates could, if resolved against such party, reasonably be expected to have adverse consequences for other parties to this Agreement, notify all other parties of such notice. Any party may, at its own expense, be entitled to participate as an observer in the proceedings with respect to any such claim.

7. Miscellaneous

                  7.1. Public Announcements. No news release or other public announcement pertaining in any way to the transactions contemplated by this Agreement will be made by any party without the prior written consent of the other parties, unless in the opinion of counsel to such party such release or announcement is required by law.

                  7.2. Expenses. Subject to Section 7.3, whether or not the transactions contemplated by this Agreement are completed, each of the parties hereto shall pay the fees and expenses incurred by it in connection with the negotiation, preparation, execution and performance of this Agreement, including, without limitation, attorneys' and accountants' fees. The foregoing shall not affect the legal right, if any, that any party hereto may have to recover expenses from any other party that breaches its obligations hereunder.

                  7.3. Transfer Taxes and Recording Expenses. Seller and Buyer shall equally share the obligation to pay all sales, transfer taxes and recording expenses, if any, required to be paid in connection with the transfer of the Assets (including any interest charge or penalty with respect thereto).

                  7.4. Notices. All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally or mailed, first class mail, postage prepaid, return receipt requested, as follows:

                  (a) if to Stockholder or Seller:

                  Mr. Beverley W. Armstrong
                  CCA Industries, Inc.
                  901 E. Cary Street
                  One James Center
                  Richmond, Virginia  23219
                  Telephone: 804-643-4200
                  Telecopy: 804-643-4208

                  with a copy to:

                  Theodore L. Chandler, Jr., Esquire
                  Williams, Mullen, Christian and Dobbins
                  1021 E. Cary Street
                  Richmond, Virginia  23219
                  Telephone: (804) 783-6420
                  Telecopy: (804) 783-6507

                  (b) If to Buyer:

                  Evenflo & Spalding Holdings Corporation
                  601 S. Harbour Island Boulevard
                  Suite 200
                  Tampa, Florida  33630
                  Telephone No. (813) 204-5232
                  Telecopy No. (212) 204-5219

                  Attention: Robert K. Adikes, Esquire

                  with a copy to:

                  Simpson Thacher & Bartlett
                  425 Lexington Avenue
                  New York, New York  10017
                  Telephone No. (212) 455-2000
                  Telecopy No. (212) 455-2502

                  Attention: Alan G. Schwartz, Esquire

or to such other address or to the attention of such other person as any party shall have specified by notice in writing to the other parties. All such notices, requests, demands and communications shall be deemed to have been received on the date of personal delivery or on the third business day after the mailing thereof.

                  7.5. Entire Agreement. This Agreement (including the Exhibits and Schedules hereto) constitutes the entire agreement between the parties hereto and supersedes all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof.

                  7.6. Binding Effect; Benefit. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

                  7.7. Bulk Sales Law. The parties agree to waive compliance with the provisions of the bulk sales law of any jurisdiction. Seller agrees to indemnify and hold harmless Buyer from and against any and all liabilities which may be asserted by third parties against Buyer as a result of such noncompliance, except for such liabilities assumed pursuant to the Assumption Agreement.

                  7.8. Assignability. This Agreement shall not be assignable, in whole or in part, by any party hereto without the prior written consent of the other parties hereto (except that Buyer may assign its rights hereunder to an Affiliate and in connection with obtaining financing to fund all or any portion of the Purchase Price).

                  7.9. No Third Party Beneficiaries. Nothing herein expressed or implied shall confer upon any of the employees of Seller, Buyer, or any of their Affiliates, any rights or remedies, including, without limitation, any right to employment, or continued employment for any specified period, of any nature or kind under or by reason of the Agreement.

                  7.10. Amendment; Waiver. This Agreement may be amended, supplemented or otherwise modified only by a written instrument executed by the parties hereto. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and executed by the party so waiving. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants, or agreements contained herein, or in any documents delivered or to be delivered pursuant to this Agreement or in connection with the Closing hereunder. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

                  7.11. No Use of Hogan Name. Except as required to comply with the provisions of Section 4.2 and except as necessary to collect the receivables of Seller, Seller and Stockholder agree that after the Closing Date they will not use the "Hogan" name nor any derivative thereof for any commercial purpose without the prior written consent of Buyer. Seller and Stockholder further agree that no later than six months after the Closing Date (unless Seller no longer exists as an entity) they will change the name of the Seller (including, as necessary, any affiliate, subsidiary or division of Seller) so that it no longer contains the word "Hogan" or any derivative thereof.

                  7.12. Section Headings; Table of Contents. The section headings contained in this Agreement and the Table of Contents to this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

                  7.13. Severability. If any provision of this Agreement shall be declared by any court of competent jurisdiction to be illegal, void or unenforceable, all other provisions of this Agreement shall not be affected and shall remain in full force and effect.

                  7.14. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

                  7.15. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                  7.16. Binding Arbitration. Any controversy, dispute or claim arising out of, in connection with, or in relation to, the construction, performance, or breach of this Agreement shall be adjudicated by arbitration conducted in accordance with the existing rules for commercial arbitration of the American Arbitration Association, or any successor organization in New York or Virginia as determined by the party initiating the arbitration. The demand for arbitration shall be delivered in accordance with the notice provisions of this Agreement.

                  7.17. Customer Records. The Seller agrees that it shall (i) not share its customer records with any third party and (i) deliver all customer records (including all originals and copies) to Buyer within 12 months of the Closing Date.

                  IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.


                                            EVENFLO & SPALDING HOLDINGS
                                            CORPORATION


                                            By /s/
                                              -------------------------------
                                              Name:
                                              Title:



                                            BEN HOGAN CO.


                                            By /s/ Beverly W. Armstrong
                                              -------------------------------
                                              Name:  Beverly W. Armstrong
                                              Title: Vice President

                                            L.F. LOREE, III AND NORWOOD H.
                                            DAVIS, JR. SUCCESSOR CO-TRUSTEES
                                            U/A DATED NOVEMBER 12, 1986 FBO
                                            WILLIAM HUNTER GOODWIN, III


                                            By /s/ L.F. Loree
                                              -------------------------------
                                              Name:  L.F. Loree
                                              Title: Trustee

                                            By /s/ Norwood H. Davis
                                              -------------------------------
                                              Name:  Norwood H. Davis
                                              Title: Trustee

                                            L.F. LOREE, III AND NORWOOD H.
                                            DAVIS, JR. SUCCESSOR CO-TRUSTEES
                                            U/A DATED NOVEMBER 12, 1986 FBO
                                            MOLLY SHEPHERD GOODWIN


                                            By /s/ L.F. Loree
                                              -------------------------------
                                              Name:  L.F. Loree
                                              Title: Trustee

                                            By /s/ Norwood H. Davis
                                              -------------------------------
                                              Name:  Norwood H. Davis
                                              Title: Trustee

                                            L.F. LOREE, III AND NORWOOD H.
                                            DAVIS, JR. SUCCESSOR CO-TRUSTEES
                                            U/A DATED NOVEMBER 12, 1986 FBO
                                            MATTHEW TOLLEY GOODWIN


                                            By /s/ L.F. Loree
                                              -------------------------------
                                              Name:  L.F. Loree
                                              Title: Trustee

                                            By /s/ Norwood H. Davis
                                              -------------------------------
                                              Name:  Norwood H. Davis
                                              Title: Trustee

                                            L.F. LOREE, III AND NORWOOD H.
                                            DAVIS, JR. SUCCESSOR CO-TRUSTEES
                                            U/A DATED NOVEMBER 12, 1986 FBO
                                            SARAH CAMP GOODWIN


                                            By /s/ L.F. Loree
                                              -------------------------------
                                              Name:  L.F. Loree
                                              Title: Trustee

                                            By /s/ Norwood H. Davis
                                              -------------------------------
                                              Name:  Norwood H. Davis
                                              Title: Trustee

                                            L.F. LOREE, III AND NORWOOD H.
                                            DAVIS, JR. SUCCESSOR CO-TRUSTEES
                                            U/A DATED NOVEMBER 12, 1986 FBO
                                            PETER OVERTON GOODWIN


                                            By /s/ L.F. Loree
                                              -------------------------------
                                              Name:  L.F. Loree
                                              Title: Trustee

                                            By /s/ Norwood H. Davis
                                              -------------------------------
                                              Name:  Norwood H. Davis
                                              Title: Trustee